UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12.

Vestin Fund I, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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On or about February 13, 2006, Vestin Fund I, LLC (“Fund I”) mailed the attached letter to unitholders of Fund I regarding the proposal to convert Fund I into a real estate investment trust.

February 13, 2006

Dear Fund I Unit holder:

Thank you for voting “FOR” the conversion of Vestin Fund II, LLC to a mortgage REIT.

We also need your vote for Vestin Fund I, LLC.

You should have already received the proxy statement/prospectus and your BLUE Fund I proxy card.

Please return your BLUE PROXY CARD as soon as you can.

If you have not received your Fund I material please call 1-888-232-7612 immediately and let us know.

I strongly urge you to vote FOR the conversion
of Vestin Fund I to a mortgage REIT

We have filed with the SEC a definitive proxy statement/prospectus and other materials relating to the proposed REIT conversion. The proxy statement prospectus/ contains important information and we urge you to read it carefully, including the “Risk Factors” starting on page 7. If you have questions, or need another copy of the definitive proxy statement/prospectus or you need another proxy card, call 1-888-232-7612 immediately. The proxy statement/prospectus is also available free of charge on the SEC website at www.sec.gov.

Sincerely
/s/ Mike Shustek
Mike Shustek